Exhibit 99.1

CVR Partners Reports Third Quarter 2019 Results
and Announces Cash Distribution of 7 Cents

SUGAR LAND, Texas (Oct 23, 2019) – CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced a net loss of $23 million, or 20 cents per common unit, on net sales of $89 million for the third quarter 2019, compared to a net loss of $13 million, or 12 cents per common unit, on net sales of $80 million for the third quarter 2018. Adjusted EBITDA was $18 million for the third quarter of 2019, compared to $19 million for the third quarter of 2018.

“CVR Partners had strong production for the 2019 third quarter,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “Coffeyville and the East Dubuque plant leading up to its scheduled turnaround achieved 98 percent ammonia utilization rates during the quarter. This production coupled with higher UAN sales volumes and stronger UAN and ammonia product pricing over the prior year period led to solid financial results. We are pleased to announce a 7 cents per unit cash distribution for the quarter.

“Looking ahead, East Dubuque successfully completed its planned turnaround in October and is now coming back up to full production. While we await the completion of the fall harvest and the beginning of the fall ammonia application, crop prices recently have risen and should lead to improved planted acres for the spring planting season,” Pytosh said.

Consolidated Operations

For the third quarter of 2019, CVR Partners’ consolidated average realized gate prices for UAN improved over the prior year, up 7 percent to $182 per ton, while ammonia was up 13 percent over the prior year to $337 per ton. Average realized gate prices for UAN and ammonia were $170 per ton and $297 per ton, respectively, for the third quarter 2018.

CVR Partners’ fertilizer facilities produced a combined 196,000 tons of ammonia during the third quarter of 2019, of which 56,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 318,000 tons of UAN. In the third quarter of 2018, the fertilizer facilities produced 212,000 tons of ammonia, of which 63,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 338,000 tons of UAN.

Distributions

CVR Partners also announced that, on Oct 22, 2019, the Board of Directors of its general partner declared a third quarter 2019 cash distribution of 7 cents per common unit, which will be paid on Nov 12, 2019, to common unitholders of record as of the close of market on Nov 4, 2019.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and cash reserves deemed necessary or appropriate by the Board of Directors of its general partner.

Third Quarter 2019 Earnings Conference Call

CVR Partners previously announced that it will host its third quarter 2019 Earnings Conference Call on Thursday, Oct 24, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2019 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/b3psmv8o. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13695153.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: distributions including the timing, payment and amount (if any) thereof; restart and production at the East Dubuque plant; operating performance; product prices; reserves; capital expenditures; utilization rates; impacts of turnaround; direct operating expenses; capital spending; depreciation and amortization; turnaround expense; inventories; continued safe and reliable operations; harvests; ammonia applications; crop prices; planted acres; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended September 30, 2019:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted to exclude turnaround expense which management believes is material to an investor’s understanding of the Partnership’s underlying operating results.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - Adjusted EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any, in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reason discussed below.

Major Scheduled Turnaround Activities

On September 14, 2019, the East Dubuque facility began a major scheduled turnaround and the ammonia and UAN units were down for approximately 17 days during the quarter. This turnaround was completed as planned in October. Overall quarterly results were negatively impacted due to the lost production during the downtime that resulted in lost sales and certain reduced variable expenses included in Cost of materials and other and Direct operating expenses (exclusive of depreciation and amortization). Exclusive of the impacts due to the lost production during the turnaround downtime, costs of approximately $6.8 million and $7.0 million are included in Direct operating expenses (exclusive of depreciation and amortization) in the Consolidated Statements of Operations for the three and nine months ended September 30, 2019, respectively.

CVR Partners, LP
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2019	2018	2019	2018
Consolidated Statement of Operations Data
Net sales (a)	$88,582	$79,909	$318,115	$252,965
Operating costs and expenses:
Cost of materials and other	21,617	19,590	71,347	61,198
Direct operating expenses (exclusive of depreciation and amortization)	47,554	35,334	128,004	121,468
Depreciation and amortization	18,418	16,035	60,032	52,866
Cost of sales	87,589	70,959	259,383	235,532
Selling, general and administrative expenses	6,326	6,393	19,637	18,955
Loss on asset disposals	2,184	28	2,629	160
Operating (loss) income	(7,517)	2,529	36,466	(1,682)
Other (expense) income:
Interest expense, net	(15,621)	(15,693)	(46,870)	(47,080)
Other income, net	174	30	229	100
Net loss before income taxes	(22,964)	(13,134)	(10,175)	(48,662)
Income tax expense (benefit)	12	12	(88)	(6)
Net loss	$(22,976)	$(13,146)	$(10,087)	$(48,656)

Basic and diluted loss per unit data	$(0.20)	$(0.12)	$(0.09)	$(0.43)
Distributions declared per unit data	0.14	—	0.33	—

Adjusted EBITDA*	$17,880	$18,594	$103,683	$57,689
Available Cash for Distribution*	8,047	(130)	31,192	(4,274)

Weighted-average common units outstanding - basic and diluted	113,283	113,283	113,283	113,283

* See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.

(a)        Below are the components of net sales:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Reconciliation to net sales:
Fertilizer sales	$77,655	$69,059	$288,243	$223,033
Freight in revenue	8,752	8,805	23,909	23,908
Other	2,175	2,045	5,963	6,024
Total net sales	$88,582	$79,909	$318,115	$252,965

Selected Balance Sheet Data

(in thousands)	September 30, 2019	December 31, 2018
Cash and cash equivalents	$83,667	$61,776
Working capital	75,393	71,346
Total assets	1,180,322	1,254,388
Total long-term debt	631,520	628,989
Total liabilities	727,966	754,562
Total partners’ capital	452,356	499,826

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net cash flow (used in) provided by:
Operating activities	$33,991	$39,588	$68,672	$27,118
Investing activities	(3,730)	(6,399)	(9,398)	(14,850)
Financing activities	(15,860)	—	(37,383)	—
Net increase in cash and cash equivalents	$14,401	$33,189	$21,891	$12,268

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Maintenance capital expenditures	$6,261	$4,169	$10,763	$13,199
Growth capital expenditures	508	359	811	2,557
Total capital expenditures	$6,769	$4,528	$11,574	$15,756

Key Operating Data

Ammonia Utilization Rates (1)
	Two Years Ended September 30
(capacity utilization)	2019	2018
Consolidated	93%	95%
Coffeyville	95%	94%
East Dubuque	91%	96%

(1)
Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Consolidated sales (thousand tons):
Ammonia	33	38	179	156
UAN	340	310	968	925

Consolidated product pricing at gate (dollars per ton) (2):
Ammonia	$337	$297	$416	$329
UAN	182	170	206	169

Consolidated production volume (thousand tons):
Ammonia (gross produced) (3)	196	212	586	584
Ammonia (net available for sale) (3)	56	63	168	187
UAN	318	338	969	919

Feedstock:
Petroleum coke used in production (thousand tons)	137	117	404	325
Petroleum coke used in production (dollars per ton)	$37.75	$25.65	$36.68	$22.89
Natural gas used in production (thousands of MMBtus) (4)	1,700	2,118	5,210	5,933
Natural gas used in production (dollars per MMBtu) (4)	$2.40	$3.03	$2.88	$3.01
Natural gas in cost of materials and other (thousands of MMBtus) (4)	1,294	1,439	5,487	5,268
Natural gas in cost of materials and other (dollars per MMBtu) (4)	$2.46	$2.98	$3.22	$3.03

(2)
Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(4)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Ammonia - Southern plains (dollars per ton)	$298	$337	$369	$354
Ammonia - Corn belt (dollars per ton)	363	398	452	407
UAN - Corn belt (dollars per ton)	196	203	217	208

Natural gas NYMEX (dollars per MMBtu)	$2.38	$2.87	$2.59	$2.85

Q4 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2019. See “forward looking statements.”

	Q4 2019
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$40	$45

Total capital spending (in millions)	$8	$10

(1)	Ammonia utilization rates exclude the impact of Turnarounds.

(2)	Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.

Non-GAAP Reconciliations

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2019		2018	2019	2018
Net loss	$(22,976)	0	$(13,146)	$(10,087)	$(48,656)
Add:
Interest expense, net	15,621		15,693	46,870	47,080
Income tax (benefit)	12		12	(88)	(6)
Depreciation and amortization	18,418		16,035	60,032	52,866
EBITDA	$11,075		$18,594	$96,727	$51,284
Add:
Major turnaround expense	6,805		—	6,956	6,405
Adjusted EBITDA	$17,880		$18,594	$103,683	$57,689

Reconciliation of Net Cash Provided By Operating Activities to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$33,991	$39,588	$68,672	$27,118

Add:
Interest expense, net	15,621	15,693	46,870	47,080
Income tax (benefit)	12	12	(88)	(6)
Change in working capital	(34,649)	(34,615)	(10,501)	(17,573)
Other non-cash adjustments	(3,900)	(2,084)	(8,226)	(5,335)
EBITDA	$11,075	$18,594	$96,727	$51,284

Reconciliation of Adjusted EBITDA to Available Cash for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Adjusted EBITDA	$17,880	$18,594	$103,683	$57,689
Current reserves for amounts related to:
Debt service	(14,833)	(14,873)	(44,525)	(44,664)
Maintenance capital expenditures	(6,594)	(4,526)	(11,409)	(10,894)
Turnaround expenses	(6,805)	—	(6,956)	(6,405)
Other:
Future cash reserves	—	—	(28,000)	—
Release of previously established cash reserves	18,399	675	18,399	—
Available Cash for Distribution (1) (2)	$8,047	$(130)	$31,192	$(4,274)

Common units outstanding (in thousands)	113,283	113,283	113,283	113,283

(1)
Amount represents the cumulative Available Cash based on quarter-to-date and year-to-date results, respectively. However, Available Cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period.

(2)	The Partnership declared and paid cash distributions totaling $0.21 per common unit related to the first two quarters of 2019 for a total of $23.8 million.